EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 19, 1996 appearing on page 19 of Owen Healthcare, Inc.'s Form 10-K for the year ended November 30, 1995.

PRICE WATERHOUSE LLP
Houston, Texas
October 31, 1996